Exhibit 10.34

SUPPLEMENTAL MABA AMENDMENT TO

STRATEGIC ALLIANCE AGREEMENT

This Amendment to the Strategic Alliance Agreement (this “Amendment”) is entered into effective as of October 3, 2011 (the “Effective Date of this Amendment”), between Theravance, Inc., a Delaware corporation (“Theravance”) and Glaxo Group Limited, a private company limited by shares registered under the laws of England and Wales (“GSK”) and amends and supplements the Strategic Alliance Agreement entered into as of March 30, 2004, as amended and supplemented on September 13, 2004, February 11, 2005, February 8, 2006, February 27, 2006, February 27, 2009, June 22, 2009 and July 16, 2010 (the “Agreement”).  All capitalized terms not defined in this Amendment shall have the meaning ascribed to them in the Agreement.

WHEREAS, GSK desires to receive from Theravance and Theravance desires to grant to GSK the right to Develop and Commercialize additional Muscarinic Antagonist-Beta2 Agonist (“MABA”) compounds discovered by Theravance on an exclusive, worldwide basis in order to combine Theravance’s and GSK’s activities with respect to MABA compounds in accordance with the terms and conditions of the Agreement as amended and supplemented by this Amendment.

NOW, THEREFORE, in consideration of the foregoing premises and the representations, covenants and agreements contained herein, Theravance and GSK, intending to be legally bound, hereby agree as follows:

1.                                      Definitions:

1.1                               “Combination Supplemental MABA Alliance Product” means a Supplemental MABA Alliance Product that contains one or more therapeutically active agents in addition to the Theravance Compound.

1.2                               “MABA Alliance Product” shall mean the Alliance Product GSK961081 discovered in the course of the MABA Alliance Program.

1.3                               “MABA Alliance Program” shall mean the Alliance Program in respect of which GSK exercised its Opt-In Right on 21 March 2005.

1.4                               “Supplemental MABA Alliance Products” shall mean the following Theravance Compounds: [***], and each such Supplemental MABA Alliance Product can be used as a single agent and/or in combination with other therapeutically active components for human pharmaceutical applications.  The term “Supplemental MABA Alliance Product” shall also include any formulation of excipients, stabilizers, propellants, or other components necessary to prepare and deliver a pharmaceutically effective dose of such Theravance Compound and any other therapeutically active component together with any delivery device.

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1.5                               “Supplemental MABA Alliance Program” shall mean all activities with respect to the Development and Commercialization of the Supplemental MABA Alliance Products.

1.6                               “Supplemental MABA Development Milestone” shall have the meaning set forth in Section 6.2(i) of this Amendment.

1.7                               “Supplemental MABA Technology Transfer Package” means all Theravance Confidential Information and Theravance Know-How relating to the Supplemental MABA Alliance Products.  Any material supplied by Theravance to GSK as contemplated hereunder shall comply with any specification agreed by GSK and Theravance.

1.8                               Notwithstanding the definition of the term “Alliance Product” in the Agreement, “Alliance Product” shall include the Supplemental MABA Alliance Products in the following sections of Article 1:  Sections 1.8, 1.19, 1.21, 1.22, 1.24, 1.33, 1.34, 1.41, 1.46, 1.47, 1.58, 1.59, 1.69, 1.71, 1.75, 1.85 through 1.90, 1.93, 1.94, 1.103, 1.110 through 1.112, 1.116, 1.117, 1.121 and 1.122.

1.9                               Notwithstanding the definition of the term “Alliance Program” in the Agreement, “Alliance Program” shall include the Supplemental MABA Alliance Program in the following sections of Article 1:  Sections 1.9 and 1.33.

2.                                      License.  Notwithstanding the definition of the term “Alliance Product” in the Agreement, “Alliance Product” shall include the Supplemental MABA Alliance Products in Article 2 of the Agreement.

3.                                      Governance.

3.1                               Notwithstanding the definition of the term “Alliance Product” in the Agreement, “Alliance Product” shall include the Supplemental MABA Alliance Products in Sections 3.2 through 3.6 of the Agreement; provided, however, that:

(i)                                     In Section 3.2.3(g), reference to GSK’s termination rights under Article 14 shall also include GSK’s termination rights under Section 10.2 of this Amendment.

3.2                               Notwithstanding the definition of the term “Alliance Program” in the Agreement, “Alliance Program” shall include the Supplemental MABA Alliance Program in Sections 3.2.3 and 3.3, and the Parties hereby agree that it is appropriate for one Joint Program Committee to manage both the MABA Alliance Program and the Supplemental MABA Alliance Program.

3.3                               The Parties hereby agree to amend and restate Section 3.2.5(b) of the Agreement with respect to all Alliance Products and Supplemental MABA Alliance Products as follows:

“With respect to any issue, if the Joint Steering Committee cannot reach consensus within ten (10) Business Days after the matter has been brought to the Joint Steering Committee’s attention, then such issue shall be referred to the Chief

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Executive Officer of Theravance and either the Chairman of GSK R&D (if the issue relates to a discovery and/or development matter) or the Chief Executive Officer of GSK (or one of his direct reports designated by him) (if the issue relates to a commercial matter) (collectively, the “Officers”) for resolution.  The Parties accept that the use of the Officers for resolution of any unresolved issues will be on an exceptional basis.  In the event that the use of the Officers occurs on more than two occasions in any consecutive twelve (12) month period and such disputes are not related to Commercial Conflict issues, then GSK will from then on retain the final vote within the Joint Steering Committee for all issues other than Commercial Conflict.  If the Officers are unable to reach consensus within thirty (30) days after the matter has been referred to them, the final decision on such disputed issue will reside with GSK; provided, however, that if the disputed issue involves [***], then the final decision will be made by binding arbitration (“Arbitration”).  Either Party can initiate Arbitration on [***] to the other Party.  The Arbitration shall be conducted pursuant to the American Arbitration Association (“AAA”) Commercial Arbitration Rules then in effect, except that notwithstanding those rules, the following provisions shall apply to the Arbitration hereunder.

(i)                                     Panel.  The Arbitration shall be conducted by a panel of three (3) arbitrators (the “Arbitration Panel”) in [***].  The Arbitration Panel shall consist of one arbitrator selected by each of the Parties from a pool of arbitrators to be presented to the Parties by AAA from the AAA’s National Roster.  Each of these two arbitrators shall have expertise in pharmaceutical product Development and Commercialization, and these two arbitrators shall jointly select the chairman from a pool of arbitrators to be presented to the Parties by AAA from the AAA’s National Roster.

(ii)                                  Process.  The time periods set forth in the AAA rules shall be followed, unless a Party can demonstrate to the Arbitration Panel that the urgency of the dispute or other reasons warrant contraction of one or more of the timetables.  For good cause shown, the Arbitration Panel may contract such timetables.  Within such time frames, each Party shall have the right to conduct such discovery as would be permitted by the Federal Rules of Civil Procedure.  Interpretation of and enforcement of this Section 3.2.5(b) shall be governed by the Federal Arbitration Act.  The Arbitration Panel shall apply the Federal Rules of Evidence to the hearing.  The fees of the Arbitration Panel and AAA shall be paid by the losing Party, which shall be designated by the Arbitration Panel or in such proportions as may be designed by the Arbitration Panel where a Party does not prevail with respect to all issues.

(iii)                               Confidentiality.  The Arbitration proceeding shall be confidential and the Arbitration Panel shall issue appropriate protective orders to safeguard each Party’s Confidential Information.  Except as required by Law, no Party shall make (or instruct the Arbitration Panel to make) any public announcement with respect to the proceedings or decision of the Arbitration Panel without prior written consent of each other Party.  The existence of a dispute submitted to

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Arbitration, and the outcome, shall be kept in confidence by the Parties and the Arbitration Panel except as, in the opinion of either Party’s counsel, may be required by Law.

(iv)                              Findings of Arbitration Panel. The decision of the Arbitration Panel will be final and binding on the Parties; provided that either Party shall retain all rights to bring an action against the other for damages and other monetary relief related to or arising out of the issue decided by the Arbitration Panel.”

4.                                      Material and Tech Transfer; Development.  Article 4 of the Agreement shall not apply to the Supplemental MABA Alliance Products and instead the Parties agree as follows:

4.1                               Delivery of Supplemental MABA Alliance Products.  As soon as reasonably practicable but in any event within [***] after the Effective Date of this Amendment, Theravance shall deliver to GSK existing stock of each Supplemental MABA Alliance Product as well as the Supplemental MABA Technology Transfer Package.  For the avoidance of doubt, Theravance’s delivery of material and information pursuant to this Section 4.1 constitutes the entirety of Theravance’s information and material delivery obligations with regard to the Supplemental MABA Alliance Program, and Theravance shall be responsible for no further research or development of the Supplemental MABA Alliance Products thereafter provided that in the event that Theravance does obtain any further information in respect of the Supplemental MABA Alliance Products, it shall promptly disclose such information to GSK.

4.2                               Obligations for Development.

(i)                                     GSK hereby agrees to exercise Diligent Efforts to move one Supplemental MABA Alliance Product forward in Development provided always that it is understood and hereby acknowledged by the Parties that any GSK decision to pursue Development of a Combination Supplemental MABA Alliance Product as against a single agent Alliance Product (or vice versa) and/or a certain Supplemental MABA Alliance Product as opposed to any other Supplemental MABA Alliance Product shall not, for the avoidance of doubt, constitute a breach of GSK’s Diligent Efforts obligations under the Agreement or this Amendment.  GSK shall have the overall responsibility for, and use Diligent Efforts in, the performance of all such Development activities which shall include, where applicable, relevant regulatory filings (as contemplated under Article 8 of the Agreement) for any such Supplemental MABA Alliance Product(s) moved forward in Development.  Further, GSK shall use Diligent Efforts to advance such Supplemental MABA Alliance Product(s) through Development in accordance with the Go/No-Go checkpoints identified in the then-current Development Plan for such Supplemental MABA Alliance Product. GSK shall also use Diligent Efforts to develop an optimal formulation of such Supplemental MABA Alliance Product.  As of the Effective Date of this Amendment, GSK shall bear all subsequent costs and expenses associated with the Development of any Supplemental MABA Alliance Product.

(ii)                                  For the avoidance of doubt, it is each Party’s intention that [***] such time as [***] from the MABA Alliance Program or the Supplemental MABA Alliance Program; [***] Theravance Compounds in the MABA Alliance Program and the Supplemental

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MABA Alliance Program and [***] pursuant to Section 14.5.2(b) of the Agreement, as amended by Section 10.3 of this Amendment.  [***] Develop at least one Supplemental MABA Alliance Product and [***] Develop the MABA Alliance Product pursuant to the Agreement, [***] the Supplemental MABA Alliance Program pursuant to the terms of Section 14.5.2(b) of the Agreement, as amended by Section 10.3 of this Amendment, and Theravance shall be entitled to develop and commercialize all compounds from such program outside of the Alliance alone or with a Third Party pursuant to Section 14.5 of the Agreement as amended by this Amendment.

(iii)                               The Specific Alliance Product Development & Commercialization Appendix applicable to the MABA Alliance Program shall apply to the Supplemental MABA Alliance Program except where otherwise decided by the Joint Program Committee or the Joint Steering Committee, as applicable, save that the Technology Transfer Appendix shall be as set out in Schedule 4.2(iii) to this Amendment.

4.3                               Decisions with Respect to Supplemental MABA Alliance Products.

(i)                                     GSK shall have the sole discretion with respect to Development decisions for Supplemental MABA Alliance Products subject to and in accordance with Sections 3.2.5 and 3.3.5 of the Agreement, as amended by this Amendment, and Section 4.2 of this Amendment.

(ii)                                  GSK will provide the Joint Program Committee with (i) a notification within thirty (30) days of the initiation (i.e. the first person dosed) of any Study involving a Supplemental MABA Alliance Product, and (ii) a “top line results” report within [***] following the last person dosed/last visit in any Study involving a Supplemental MABA Alliance Product.

4.4                               Development Timelines.  It is hereby acknowledged that the Parties’ mutual strategic objective is to move one Supplemental MABA Alliance Product into Development at the earliest opportunity ([***]), to initiate and undertake clinical Development of at least one Supplemental MABA Alliance Product having regard to progress made with respect to the MABA Alliance Product currently in clinical Development and to move at least one MABA Alliance Product or one Supplemental MABA Alliance Product into subsequent Commercialization at the earliest opportunity.  GSK will consult with the Joint Program Committee and will share, modify and further develop all applicable Development Plans and timelines in that forum.  GSK will use Diligent Efforts to secure the necessary resources and will keep the Joint Program Committee informed on the progress of individual studies and activities relating to Supplemental MABA Alliance Products in accordance with Section 3.2.3 of the Agreement as amended by this Amendment.

4.5                               Activity Outside of the Alliance.

(i)                                     The Parties hereby agree that for so long as the Supplemental MABA Alliance Products have not been returned to Theravance pursuant to Section 14.5.2(b) of the Agreement, neither GSK nor Theravance shall, whether alone or with a Third Party, conduct a clinical study with respect to a MABA compound (or product containing a MABA compound) outside of the Agreement or this Amendment.

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(ii)                                  The Parties however acknowledge that the research, Development and Commercialization objectives of the Alliance are intended to be complementary to GSK’s other research, development and commercialization efforts outside the Alliance.  Accordingly and subject to the provisions of Section 4.5(i) of this Amendment, the Parties agree that GSK shall be free to discover and develop other compounds for the treatment of diseases targeted by Supplemental MABA Alliance Products outside of this Amendment and the Agreement, subject to GSK’s obligations under this Amendment and under the Agreement with respect to any Supplemental MABA Alliance Product and the MABA Alliance Product.

5.                                      Commercialization.  Notwithstanding the definition of the term “Alliance Product” in the Agreement, “Alliance Product” shall include the Supplemental MABA Alliance Products in Sections 5.1 through 5.3 of the Agreement.

6.                                      Financial Provisions.

6.1                               Up-Front Payment.  Section 6.1 of the Agreement shall not apply to the Supplemental MABA Alliance Products and instead GSK shall, within [***] of the Effective Date of this Amendment, pay to Theravance a non-refundable amount of One Million United States Dollars ($1,000,000).

6.2                               Milestones.  Except as otherwise set forth below, Section 6.2 of the Agreement shall not apply to the Supplemental MABA Alliance Products and instead the following Development milestone payment terms shall apply:

(i)                                     In further consideration for the acquisition of license rights relating to the Supplemental MABA Alliance Products under the Theravance Patents and Theravance Know-How, GSK shall also pay to Theravance the payments set forth below for each such Development milestone achieved (each, a “Supplemental MABA Development Milestone”); provided always that each such payment shall be made only one time upon the first achievement of such Supplemental MABA Development Milestone by the first Supplemental MABA Alliance Product, regardless of how many times such Supplemental MABA Development Milestones are achieved by one or more Supplemental MABA Alliance Products and regardless of whether the Supplemental MABA Alliance Product is a single-agent or a Combination Supplemental MABA Alliance Product, and no payment shall be owed for a Supplemental MABA Development Milestone which is not achieved (except that, upon achievement of a Development Milestone for a particular Supplemental MABA Alliance Product, any previous Development Milestone for that Supplemental MABA Alliance Product for which payment was not made shall be deemed achieved and payment therefore shall be made).  The Development milestones specified in Section 6.2.2 of the Agreement for “Filing for Regulatory Approval” and “Launch” shall apply to the Supplemental MABA Alliance Products and, when applied to the Supplemental MABA Alliance Products, shall constitute Supplemental MABA Development Milestones.

Milestones	Amount
Initiation of [***]	[***]
Successful Completion of [***]	[***]

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Initiation of [***]	[***]

Filing for Regulatory Approval and Launch milestones as per Section 6.2.2 of the Agreement

Notwithstanding the definition of the term “Alliance Product” in the Agreement, “Alliance Product” shall include the Supplemental MABA Alliance Products in the definitions specified in Section 6.2.2, and all of the definitions set forth in Section 6.2.2 shall apply to the Supplemental MABA Alliance Products.

(ii)                                  Notification and Payment.  In the event a Supplemental MABA Alliance Product achieves a Supplemental MABA Development Milestone, GSK shall promptly, but in no event more than [***] after the achievement of each such Supplemental MABA Development Milestone, notify Theravance in writing of the achievement of same. For all Supplemental MABA Development Milestones achieved GSK shall promptly, but in no event more than [***] after notification of the achievement of each such Supplemental MABA Development Milestone, remit payment to Theravance for such Supplemental MABA Development Milestone.

6.3                               Royalties.  Section 6.3 of the Agreement shall not apply to the Supplemental MABA Alliance Products and instead the following royalties shall apply to net sales of any Supplemental MABA Alliance Product:

(i)  Patent Royalty.  As further consideration for the acquisition of license rights under the Theravance Patents under this Amendment, and in those Countries of the Territory in which there is a Valid Claim of a Theravance Patent covering the Supplemental MABA Alliance Product in the Country of sale at the time such Net Sales occur (for the avoidance of doubt, “covering” as used in this Section and subsequent Sections shall include the making, using, selling, offering for sale, or importing the Supplemental MABA Alliance Product), GSK shall pay Theravance, within [***] after the end of each Calendar Quarter, royalty payments for each such Supplemental MABA Alliance Product based on Net Sales in such Calendar Quarter on a Country by Country basis, as follows:

[***]	[***]
[***]	[***]
[***]	[***]

(ii)                                  Decreased Royalty.  As further consideration for the acquisition of license rights under the Theravance Patents under this Amendment, and in those Countries of the Territory where an obligation to pay royalties under Section 6.3(i) of this Amendment has applied during the Term but is no longer applicable (as a result of subsequent expiration or termination of the last Valid Claim of a Theravance Patent covering the Supplemental MABA Alliance Product in the Country of sale at the time such Net Sales occur), GSK shall pay Theravance, within [***] after the end of each Calendar Quarter, royalty payments for each such Supplemental MABA Alliance Product based on Net Sales in such Calendar Quarter on a Country by Country basis, as follows:

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[***]	[***]
[***]	[***]
[***]	[***]

(iii)                               Know-How Royalty.  As further consideration for the acquisition of Theravance Know-How by GSK under this Amendment, and in those countries which are not subject to the royalty obligation referred to in Section 6.3(i) or (ii) of this Amendment, GSK shall pay Theravance, within [***] after the end of each Calendar Quarter, royalty payments for each such Supplemental MABA Alliance Product based on Net Sales in such Calendar Quarter on a Country by Country basis, as follows:

[***]	[***]
[***]	[***]
[***]	[***]

(iv)                              Royalty on Combination Supplemental MABA Alliance Products.  For the purpose of determining royalty payments on Supplemental MABA Alliance Products, if the Combination Supplemental MABA Alliance Product is commercialized, then (irrespective of (a) whether the relevant Theravance single agent in such Combination Supplemental MABA Alliance Product is also separately commercialized for which Theravance is receiving separate royalty payments and (b) how many therapeutically active agents are contained in such Combination Supplemental MABA Alliance Product) [***] of the royalty rates referred to in Section 6.3(i), (ii) and (iii) of this Amendment inclusive (whichever is applicable) shall apply.

(v)                                 Estimates.  The quarterly royalty payments made hereunder may be based on estimated Net Sales.  Within thirty (30) days after the end of each Calendar Quarter, GSK shall calculate the actual amount of Net Sales for the previous Calendar Quarter and either credit or debit the difference between such actual and projected amount on the succeeding Calendar Quarter’s royalty payment to Theravance. GSK will also provide Theravance with those estimates of future Net Sales as it provides in accordance with its own internal procedures.

(vi)                              Duration of Royalty Payments.

(a)                                 Commencement.  All royalties payable hereunder shall be paid on a Country-by-Country basis from the date of first commercial sale of each Supplemental MABA Alliance Product in a particular Country.

(b)                                 Duration of Full Patent Royalties.  Royalty obligations under Section 6.3(i) of this Amendment in each Country of the Territory shall remain until the expiration or termination of the last Valid Claim of a Theravance Patent covering the Supplemental MABA Alliance Product in such Country.

(c)                                  Duration of Decreased Patent Royalties.  Royalty obligations under Section 6.3(ii) of this Amendment in each Country of the Territory shall apply for a maximum period of fifteen (15) years from First Commercial Sale of the relevant Supplemental MABA

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Alliance Product in each such Country (where, for the avoidance of doubt, such period would include, and not be additional to, the time for which a full patent royalty was previously payable under Section 6.3(i)).

(d)                                 Duration of Know-How Royalties.      Royalty obligations under Section 6.3(iii) of this Amendment in each Country of the Territory shall apply for a maximum period of ten (10) years from First Commercial Sale of the relevant Supplemental MABA Alliance Product in each such Country.

6.4                               In each of the following Sections of the Agreement, notwithstanding the definition of the term “Alliance Product” in the Agreement, “Alliance Product” shall include the Supplemental MABA Alliance Products:  Sections 6.4 through 6.10 (except that references to Sections 6.1, 6.2 and 6.3 in Section 6.9 shall instead refer to Sections 6.1, 6.2 and 6.3 of this Amendment).

7.                                      Communications, Promotional Materials and Samples; Regulatory Matters; Orders and Supply and Returns; Confidential Information.

7.1                               Notwithstanding the definition of the term “Alliance Product” in the Agreement, “Alliance Product” shall include the Supplemental MABA Alliance Products in Articles 7 through 10 of the Agreement provided that the transfer of the stock of Supplemental MABA Alliance Products to GSK shall take place pursuant to Section 4.1 of this Amendment and not Section 9.2.1 of the Agreement.

8.                                      Representations and Warranties.

8.1                               Mutual.  Theravance and GSK each represents and warrants to the other as of the Effective Date of this Amendment the representations and warranties set forth in Section 11.1 of the Agreement, except that references therein to “this Agreement” shall refer instead to the Agreement as amended by this Amendment.

8.2                               Additional GSK.  GSK further represents, warrants and covenants to Theravance as of the Effective Date of this Amendment that:

(i)                                     neither GSK nor any of its Affiliates is a Party to or otherwise bound by any oral or written contract or agreement that will result in any Person obtaining any interest in, or that would give to any Person any right to assert any claim in or with respect to, any of GSK’s rights granted under this Amendment; and

(ii)                                  GSK’s valuation of the Supplemental MABA Alliance Products does not meet the size-of-transaction threshold for reporting under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

8.3                               Additional Theravance.  Theravance further represents and warrants and covenants to GSK as of the Effective Date of this Amendment that:

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(i)                                     Theravance has not received notice from any Third Party of a claim that an issued patent of such Third Party would be infringed by the manufacture, distribution, marketing or sale of the Supplemental MABA Alliance Products;

(ii)                                  To Theravance’s knowledge, none of Theravance’s current patent rights relating to the Supplemental MABA Alliance Products are subject to any pending or any threatened re-examination, opposition, interference or litigation proceedings;

(iii)                               Theravance has not received notice from any Third Party of a claim asserting the invalidity, misuse, unregisterability or unenforceability of any of Theravance’s current patent rights relating to the Supplemental MABA Alliance Products, or challenging its right to use or ownership of any of Theravance’s current patent rights relating to the Supplemental MABA Alliance Products or Theravance’s know-how relating to the Supplemental MABA Alliance Products, or making any adverse claim of ownership thereof;

(iv)                              Theravance has not received notice from any Third Party that any trade secrets or other intellectual property rights of such Third Party would be misappropriated by the development and reduction to practice of Theravance’s current patent rights relating to the Supplemental MABA Alliance Products and Theravance’s know-how relating to the Supplemental MABA Alliance Products; and

(v)                                 Theravance will not at any time during the Term disclose to any Third Party(ies) and/or publish in the public domain any proprietary and secret Theravance Know-How relating to the Supplemental MABA Alliance Products that is proprietary and secret as of the Effective Date of this Amendment.

8.4                               The Parties hereby agree to amend and restate Section 11.4 of the Agreement with respect to all Alliance Products and Supplemental MABA Alliance Products as follows:

“Each Party hereby covenants and agrees during the Term that it shall carry out its obligations or activities hereunder in accordance with (i) the terms of this Agreement; (ii) all applicable Laws (which shall include without limitation applicable anti-corruption laws); and (iii) GSK’s ‘Prevention of Corruption — Third Party Guidelines’.”

8.5                               Notwithstanding the definition of the term “Alliance Product” in the Agreement, “Alliance Product” shall include the Supplemental MABA Alliance Products in Section 11.5.

9.                                      Indemnification; Patents and Inventions.  Notwithstanding the definition of the term “Alliance Product” in the Agreement, “Alliance Product” shall include the Supplemental MABA Alliance Products in Articles 12 and 13 of the Agreement, and notwithstanding the definition of the term “Alliance Program” in the Agreement, “Alliance Program” shall include the Supplemental MABA Alliance Program in Article 13; provided, however, that:

9.1                               in the context of Supplemental MABA Alliance Products, (i) references to the “Alliance Program Acceptance Date” shall instead refer to the Effective Date of this

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Amendment and (ii) reference to Article 14 (in Section 13.6) shall refer to Article 14 of the Agreement as amended by this Amendment.

9.2                               For the avoidance of doubt, pursuant to the fourth sentence of the second paragraph of Section 13.1, GSK shall reimburse Theravance for all reasonable expenses incurred from the Effective Date to the Effective Date of this Amendment in connection with OUS patent applications corresponding to the Supplemental MABA Alliance Products.

9.3                               the proviso to Section 13.1.5 of the Agreement shall be taken to refer also to GSK’s proprietary Gemini technology.

10.                               Termination.

10.1                        Notwithstanding the definition of the term “Alliance Product” in the Agreement, “Alliance Product” shall include the Supplemental MABA Alliance Products in Sections 14.1 and 14.2 of the Agreement; provided, however, that GSK may terminate the Development and Commercialization of the Supplemental MABA Alliance Products pursuant to Section 10.2 of this Agreement.

10.2                        GSK Right to Terminate Development and Commercialization of the Supplemental MABA Alliance Products.  GSK shall have the right to terminate Development or Commercialization of any or all Supplemental MABA Alliance Products on a country-by-country basis upon the provision of ninety (90) days written notice to Theravance.  In the event of termination of the Supplemental MABA Alliance Program under this Section 10.2, each Supplemental MABA Alliance Product shall be a “Terminated Respiratory Development Alliance Product” or “Terminated Respiratory Commercialized Alliance Product” (as the case may be) which GSK shall return to Theravance pursuant to Section 14.5.2(b) or 14.5.3(b), respectively, of the Agreement and Theravance shall be entitled to develop and commercialize all compounds from such programs outside of the Alliance alone or with a Third Party.  For the avoidance of doubt, the provisions of this Section 10.2 do not affect the rights of GSK to terminate Development of the MABA Alliance Program pursuant to Section 14.3 of the Agreement or, after First Commercial Sale of the MABA Alliance Product, to terminate Commercialization of the MABA Alliance Program pursuant to Section 14.4 of the Agreement.

10.3                        Notwithstanding the definition of the term “Alliance Product” in the Agreement, “Alliance Product” shall include the Supplemental MABA Alliance Products in Sections 14.5.1, 14.5.2(b), 14.5.3(b), and 14.6 through 14.8 of the Agreement; provided, however, that:

(i)                                     In Section 14.5.2(b) of the Agreement, any Supplemental MABA Alliance Product shall constitute an “alternative Respiratory Development Alliance Product” for any other Supplemental MABA Alliance Product or for any Theravance Compound in the MABA Alliance Program;

(ii)                                  The final sentence of Section 14.5.2(b)(iv) is hereby amended to replace “Terminated Respiratory Commercialized Alliance Product” with “Terminated Respiratory Development Alliance Product” and the Parties agree that “GSK Property” shall also include GSK’s proprietary Gemini technology;

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(iii)                               Section 14.5.2(b)(vii) shall not apply to the Supplemental MABA Alliance Products, but it shall continue to apply to the Theravance Compound in the MABA Alliance Program;

(iv)                              In Section 14.5.3(b) of the Agreement, any Supplemental MABA Alliance Product shall constitute an “alternative Respiratory Alliance Product” for any other Supplemental MABA Alliance Product or for any Theravance Compound in the MABA Alliance Program; and

(v)                                 In Section 14.7 of the Agreement, in the context of Supplemental MABA Alliance Products, the reference to Section 6.2 of the Agreement shall instead refer to Section 6.2 of this Amendment.

10.4                        Notwithstanding the definition of the term “Alliance Program” in the Agreement, “Alliance Program” shall include the Supplemental MABA Alliance Program in Article 14.

11.                               Reversion Programs.  Notwithstanding Section 4.2.2 of the Agreement regarding the timing and process pursuant to which GSK may exercise its Opt-In Right with respect to the two remaining non-respiratory Additional Discovery Programs (the AT1 Receptor-Neprilysin Inhibitor (ARNI) program and the Monoamine Reuptake Inhibitor (MARIN) program) (collectively, the “Remaining Additional Discovery Programs”), GSK hereby releases Theravance from the Diligent Efforts and funding obligations set forth in Section 4.1 and Section 4.2 of the Agreement with respect to the Remaining Additional Discovery Programs, irrevocably waives its Opt-In Right with respect to the Remaining Additional Discovery Programs and designates each such program a Reversion Program effective upon the Effective Date of this Amendment.  Accordingly, on the Effective Date of this Amendment each of the Remaining Additional Discovery Programs shall revert in full to Theravance and Theravance shall be entitled to pursue development and commercialization of all compounds from such programs outside the Alliance alone or with a Third Party.

12.                               Investor Relations Planning.  As of the Effective Date of this Amendment, the Parties shall have agreed upon a public communications plan regarding this Amendment and the transactions contemplated hereby.

13.                               Supplemental MABA Alliance Program Closing Condition.  The obligation of each Party to consummate the transactions contemplated by this Amendment is subject to the satisfaction of the following condition (the “Supplemental MABA Closing Condition”):  All filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and any other similar laws that are necessary in any jurisdiction with respect to the transaction contemplated hereby shall have been made and any required waiting period under such laws shall have expired or been terminated and any Governmental Authority in a jurisdiction with an applicable mandatory pre-closing waiting period that has power under or authority to enforce such laws shall have, if applicable, approved, cleared or decided neither to initiate proceedings or otherwise intervene in respect of the transaction contemplated hereby nor to refer the transaction to any other competent Governmental Authority.  Each Party shall use good faith efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Party in doing,

***CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

all things necessary, proper or advisable to consummate and make effective the transaction contemplated by this Amendment, including, but not limited to satisfaction of the Supplemental MABA Closing Condition and each Party shall keep the other Party reasonably apprised of the status of matters relating to the completion of same.  In connection with the foregoing, the Parties shall use all reasonable efforts to make any such filing(s), if applicable, within five (5) business days of the Effective Date of this Amendment.  In connection with the foregoing, the Parties hereby agree to negotiate in good faith to make as soon as practicable any modification or amendment to this Amendment that is required by the United States Federal Trade Commission, Department of Justice or equivalent Governmental Authority, provided that no Party shall be required to agree to any modification or amendment that, in the reasonable opinion of such Party’s external legal or financial counsel, would be adverse to such Party. This Agreement may be terminated by either Party upon written notice any time after December 31, 2011 if the transactions contemplated by this Agreement shall not have been consummated by December 31, 2011 due to failure to satisfy the Supplemental MABA Closing Condition; provided, however, that the terminating Party shall not have breached in any material respect its obligations under this Amendment in any manner that shall have been the proximate cause of, or resulted in, the failure to satisfy the Supplemental MABA Closing Condition or otherwise to consummate the transactions contemplated by this Amendment by such date.

14.                               Entire Agreement.  This Amendment and the Agreement constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

15.                               Governing Law.  This Agreement shall be construed, and the respective rights of the Parties determined, according to the substantive law of the State of Delaware notwithstanding the provisions governing conflict of laws under such Delaware law to the contrary, except matters of intellectual property law which shall be determined in accordance with the intellectual property laws relevant to the intellectual property in question.  Each Party hereby irrevocably submits to the exclusive jurisdiction of said Court in respect of any claim relating to the validity, interpretation and enforcement of this Amendment, and hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding in which any such claim is made that it is not subject thereto or that such action suit or proceeding may not be brought or is not maintainable in such courts, or that the venue thereof may not be appropriate or that this agreement may not be enforced in or by such courts.

16.                               Severability.  In the event of the invalidity of any provisions of this Amendment or if this Amendment contains any gaps, the Parties agree that such invalidity or gap shall not affect the validity of the remaining provisions of this Amendment.  The Parties will replace an invalid provision or fill any gap with valid provisions which most closely approximate the purpose and economic effect of the invalid provision or, in case of a gap, the parties’ presumed intentions.  In the event that the terms and conditions of this Amendment are materially altered as a result of the preceding sentences, the Parties shall renegotiate the terms and conditions of this Amendment in order to resolve any inequities.  Nothing in this Amendment shall be interpreted so as to require any Party to violate any applicable laws, rules or regulations.

17.                               Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

***CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

IN WITNESS WHEREOF, the parties hereby have executed this Amendment on the dates written below.

THERAVANCE, INC.

Date: October 3, 2011	By:	/s/ Rick E Winningham

	Name:	Rick E Winningham

	Title:	Chief Executive Officer

GLAXO GROUP LIMITED

Date: October 3, 2011	By:	/s/ Paul Williamson

	Name:	Paul Williamson

	Title:	Corporate Director

SIGNATURE PAGE TO AMENDMENT TO STRATEGIC ALLIANCE AGREEMENT